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                                                                    Exhibit 20.4


March 6, 2001



                  ANNUAL AGGREGATE CERTIFICATEHOLDERS STATEMENT

           MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST SERIES 1996-1

                              ANNUAL PERIOD ENDING

                                DECEMBER 31, 2000


1.   Investor Interest as of December 31, 2000
           Class A                                             $  440,000,000.00
           Class B                                                 25,000,000.00
           Collateral Interest Holder                              35,000,000.00
                                                               -----------------
           Total Investor Interest                             $  500,000,000.00


2.   3- Month LIBOR as per reset dates:
           March 11, 2000                                               6.15000%
           June 11, 2000                                                6.81000%
           September 13, 2000                                           6.66000%
           December 13, 2000                                            6.58000%

3.   Determination of Certificate Rates:
     a)    Class A: 3-Month LIBOR plus 11 basis points
     b)    Class B: 3-Month LIBOR plus 32 basis points
     c)    Class C: As per Loan Agreement

4.   Servicing Fee Rate                                                 0.50000%

5.   Receivable Balances as of December 31, 2000
           Aggregate Receivables                               $  542,371,662.22
           Finance Charge Receivables                              13,757,876.25
           Principal Receivables                               $  528,613,785.97

6.   Annual Servicers' Fee                                     $    2,500,000.00

7.   Aggregate Investor Default Amount                         $    1,103,512.69

8.   Floating Investor Interest as of December 31, 2000                94.58701%


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                                                                    Exhibit 20.4


9.   Transferor Interest as of December 31, 2000               $   33,613,785.97

10.  2000 Aggregate Collections
     (a)  Principal Receivables                                $1,278,939,678.66
     (b)  Finance Charge Receivables (inc. net recoveries,
          if any)                                                  51,393,158.69
     (c)  Principal and Finance Charge Receivables             $1,330,332,837.35
     (d)  Late Charges                                              6,519,639.13
     (e)  Total Collections                                    $1,336,852,476.48

11.  Delinquencies as of December 31, 2000
     (a) 30 days delinquent                                    $    3,247,155.19
     (b) 60 days delinquent                                         1,901,648.47
     (c) 90 days delinquent                                         1,755,198.94
     (d) 120 + days delinquent                                      2,374,371.17
     (e) Total 30 + days delinquent                            $    9,278,373.77

12.  2000 Aggregate Default Amount                             $    1,166,664.04

13.  AFCO is Servicer? Yes

14.  2000 Aggregate Allocation and Application of Collections:
     (a) Class A Available Funds                               $   48,204,628.25
     (b) Class A Optimal Interest                                  29,307,559.71
     (c) Class A Monthly Interest                                  29,307,559.71
     (d) Class A Deficiency Amount                                             -
     (e) Class A Additional Interest                                           -
     (f) Class A Servicing Fee                                      2,200,000.00
     (g) Unpaid Class A Servicing from prior periods                           -
     (h) Class A Investor Default Amount                              971,091.17
     (i) Class A contribution to Excess Spread                     15,725,977.37

     (j) Class B Available Funds                               $    2,738,899.33
     (k) Class B Optimal Interest                                   1,718,285.60
     (l) Class B Monthly Interest                                   1,718,285.60
     (m) Class B Deficiency Amount                                             -
     (n) Class B Additional Interest                                           -
     (o) Class B Servicing Fee                                        125,000.00
     (p) Unpaid Class B Servicing from prior periods                          -
     (q) Class B contribution to Excess Spread                        895,613.73

     (r) Collateral Available Funds                            $    3,834,459.07
     (s) Collateral Servicing Fee (if NOT AFCO)                                -
     (t) Collateral Interest contribution to Excess Spread     $    3,834,459.07


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                                                                    Exhibit 20.4



     (u) Total Excess Spread                                   $   20,456,050.17
     (v) Class A Required Amount                                               -
     (w) Unreimbursed Class A Investor Charge-Offs                             -
     (x) Class B Required Amount                                       55,175.63
          (includes Class B Investor Default Amount)
     (y) Unreimbursed Class B Investor Charge-Offs                             -
     (z) Collateral Monthly Interest                                2,437,832.95
     (aa) Coll. Int. Svcg Fee (if AFCO)                               175,000.00
     (ab) Collateral Interest Default Amount                           77,245.89
     (ac) Unreimbursed Collateral Interest Charge-Offs                         -
     (ad) Reserve Account Funding Date - month                                48
     (ae) Reserve Fund Cap                                                 0.50%
     (af) Required Reserve Account Amount                      $    2,200,000.00
     (ag) Reserve Account Balance                              $    1,603,092.74
     (ah) Payable under the Loan Agreement                     $               -
     (ai) Class A Shortfall Amount                             $               -
     (aj) Class B Shortfall Amount                             $               -



                                          AFCO CREDIT CORPORATION, as Servicer


                                          By /s/ C. Leonard O'Connell
                                             -----------------------------------
                                          Name: C. Leonard O'Connell
                                          Title: Senior Vice President and
                                                 Chief Financial Officer